UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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MORGAN STANLEY
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Morgan Stanley Compensation & Governance Practices

April 2021

MORGAN STANLEY’S BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE:

●	FOR: Four Management Proposals

Approve the compensation of named executive officers (Say on Pay non-binding advisory vote)

–	At the start of 2020, the Compensation, Management Development and Succession (CMDS) Committee established a target range and factors to consider in determining CEO compensation

–

Based on an evaluation of 2020 Firm and CEO performance, including record financial performance and significant progress in implementing a long-term strategy that has led to transformational change and a resilient business model, the CMDS Committee set CEO total compensation at $33 million with shareholder aligned features

–	Under Mr. Gorman’s leadership, for 2020:

■	The Firm achieved record financial performance in terms of revenues and profit before tax

■	The Firm continued execution of its long-term strategy with the acquisitions of E*TRADE and Eaton Vance

■

The Firm continued a clear and consistent strategy to transform the business to emphasize a more stable and durable balance sheet and sources of revenue. This was recognized by Moody’s, with upgrades of the Firm’s rating to A1, the strongest rating among its peers

■

The market also recognized the Firm’s progress in 2020, as reflected in top peer shareholder performance over 1, 3, & 5 year periods. The Firm’s share price increased by 34% in 2020 and market cap increased 52% to $124 billion

■	In addition, the Firm focused on the health and well-being of its employees against an extremely challenged backdrop and strengthened its commitment to diversity and inclusion

–

Consistent with previous years and shareholder feedback, with respect to CEO compensation: 75% of compensation is deferred and subject to clawback over three years; and 100% of deferred incentive compensation is delivered in equity awards, 50% of which is a performance-vested long-term equity incentive award with rigorous performance objectives

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MORGAN STANLEY’S BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE:

●	FOR: Four Management Proposals (cont’d)

Approve the amended and restated Equity Incentive Compensation Plan (EICP) to (i) increase shares available by 60 million shares, (ii) extend the term by an additional five years, and (iii) to remove references to Section 162(m) of the Internal Revenue Code that have become obsolete as a result of the Tax Cuts and Jobs Act

Elect all Director nominees

Ratify Deloitte & Touche LLP’s appointment as the Firm’s independent auditor

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OUR BUSINESS MODEL PERFORMED AND DELIVERED RECORD RESULTS

| Firm | 2010 – 2014<br>Adjusted Year Ended December 31, 2014[1] | 2015 – 2019<br>Year Ended December 31, 2019 | 2020<br>Year Ended December 31, 2020[2] |
|---|---|---|---|
| Net Revenues | $34Bn | $41Bn | $48Bn |
| Efficiency Ratio[3] | 79% | 73% | 70% |
| Net Income[4] | $4.5Bn | $9.0Bn | $11.0Bn |
| ROTCE[5] | 7.5% | 13.4% | 15.2%<br>*(15.4% ex. integration expenses)* |
| EPS[6] | $2.13 | $5.19 | $6.46<br>*($6.58 ex. integration expenses)* |
| Common Equity Tier 1 Ratio[7] | 10.9% | 16.4% | 17.4% |

The End Notes are an integral part of this presentation. See slides 17-18 for information related to the content presented on this page.

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STRATEGIC TRANSFORMATION AND ACCELERATION OF GROWTH

Opportunistic Acquisitions: Emphasis on Balance Sheet Light Sources of Revenue and Growth

* The Firm entered into an agreement to acquire Eaton Vance on October 8, 2020; the acquisition closed on March 1, 2021.

Key Drivers of Growth

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EXECUTION OF STRATEGIC OBJECTIVES GENERATES CONSISTENT SHAREHOLDER RETURN

1-Year (2020) TSR(1)(2)	3-Year (2018-2020) TSR(1)(2)(3)	5-Year (2016-2020) TSR(1)(2)(4)

Morgan Stanley Ranked #1 out of 9 Across All Time Periods

During 2020, share price increased by 34% from $51.12 to $68.53 and market cap increased 52% to $124Bn

The End Notes are an integral part of this presentation. See slide 18 for information related to the content presented on this page.

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WELL-POSITIONED TO RETURN EXCESS CAPITAL

Delivered Robust Returns	Despite Excess Capital
ROTCE (%)(1)	Common Equity Tier 1 Ratio(4)
ROE (%)(2)

The End Notes are an integral part of this presentation. See slide 19 for information related to the content presented on this page.

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CEO LEADERSHIP DURING CHALLENGING BACKDROP

Focus on employees and communities while continuing to strengthen diversity and inclusion

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Compensation PROGRAM Objectives AND FEATURES

Morgan Stanley has a pay for performance philosophy for its named executive officers, and is committed to responsible compensation programs with the following key objectives, all of which support the Firm’s culture and values and shareholders’ interests

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FRAMEWORK FOR DETERMINING CEO COMPENSATION

Morgan Stanley has a robust process that supports and reinforces the pay for performance philosophy that incorporates the following key steps:

The End Notes are an integral part of this presentation. See slide 19 for information related to the content presented on this page.

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ANNUAL PERFORMANCE PRIORITIES

Each year, the CMDS Committee and Board set performance priorities with Management. Performance against these quantitative and qualitative measures inform executive compensation decisions

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CEO COMPENSATION DETERMINATION

At year end, the CMDS Committee assessed CEO and Firm performance, discussed that assessment with the Board, and established 2020 CEO compensation

The End Notes are an integral part of this presentation. See slide 19 for information related to the content presented on this page.

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OVERVIEW OF EICP PROPOSAL

	•	The Board of Directors recommends:

Proposal		– Adding 60 million shares to the EICP

– Extending the term of the EICP for an additional 5 years

– Removing references to Section 162(m) of the Internal Revenue Code that have become obsolete as a result of the Tax Cuts and Jobs Act

	•	Morgan Stanley believes that a portion of compensation should be awarded in shares to align employee and shareholder interests

	•	Beginning with the 2020 year-end incentive compensation award grants, the Company reduced the group of eligible employees receiving deferred cash-based awards and instead granted more deferred compensation awards solely in the form of restricted stock units

Rationale	•	The Firm last amended the plan in 2017 and requested 50 million shares, which was approved by shareholders

	•	The Firm strives to maximize employee and shareholder alignment, while minimizing dilution, including through share repurchase programs

Impact

The End Notes are an integral part of this presentation. See slide 19 for information related to the content presented on this page.

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COMMITTED TO MAINTAINING BEST IN CLASS GOVERNANCE

Key Corporate Governance Practices

Robust Board Oversight of	Annual Board Evaluation	Shareholder Rights and Accountability	Committed to Sustainability and Giving Back	Value and Respond to Shareholder Feedback

●        Firm’s strategy, conducting an annual offsite with management

●        Annual business plans

●        Enterprise Risk Management (ERM) framework

●        Diversity and inclusion, ESG and climate change matters

●        Culture, values and conduct

●        Compensation and succession plans for CEO and senior executives

One-on-one interviews for Board, Independent Lead Director and committee evaluations that encompass:

●        Duties and responsibilities, including individual director performance

●        Board and committee structure, including gender and ethnic diversity

●        Culture, process and execution

Board and committee policies and practices are revised as appropriate

● Adopted proxy access ● Shareholders who own at least 25% of common stock may call special meeting of shareholders ● All directors elected annually by majority vote ● No “poison pill” in effect

●        2019 Sustainability Report informed by SASB Guidance

●        First climate change report in line with the recommendations of the TCFD

●        Pledged to reach net-zero financed carbon emissions by 2050

●        Committed to giving back (one of our core values), especially to help address the COVID-19 crisis

Investor input in recent years has led to:

●        Enhanced proxy disclosure of Board diversity, alignment of compensation and performance, and ESG matters

●       The publication of our first Diversity and Inclusion Report

●       Amendments to the Board’s “overboarding” policy

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BOARD OF DIRECTORS HAS RELEVANT AND DIVERSE EXPERIENCE

## Board Tenure Balance

**Average Tenure:** 5 years

10 years +: 1
5-10 years: 7
Less than 5 years: 6

## Board Independence

All members of all committees are non-management, and the Board benefits from an **engaged Independent Lead Director** (1) with expansive responsibilities

Management: 1
Non-Management: 13

## Diverse and International Board

**4 female directors**

**3 ethnically diverse directors**

**50% of board is gender or ethnically diverse**

**10 directors who are current or former CEOs**

**6 directors born outside of the U.S.**

**5 new directors in the last three years**

## Director Experience, Qualifications, Attributes and Skills

Public Company Governance
13 nominees
Public Policy/Sustainability
6 nominees
Human Capital Management
11 nominees
Technology/Cyber
6 nominees
Risk Management
10 nominees
Regulatory
7 nominees
Finance/Accounting
10 nominees
Financial Services
10 nominees
International/Global
11 nominees
Leadership
14 nominees

The End Notes are an integral part of this presentation. See slide 20 for information related to the content presented on this page.

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INDEPENDENT BOARD LEADERSHIP AND BOARD REFRESHMENT

**James Gorman (62)**
Tenure: 11 Years
- Chairman of the Board
- Previously President of MS, President of MS Wealth Management and Co-Head of Strategic Planning

**Nobuyuki Hirano (69)**
Tenure: 6 Years*
- Previously Chairman of Mitsubishi UFJ Financial Group, Inc. (MUFG)
- Previously President and Group CEO of MUFG and Chairman and Director of MUFG Bank, Ltd. (MUFG Bank)

*CMDS Chair*

**Dennis M. Nally (68)**
Tenure: 4 Years
- Previously Chairman of PricewaterhouseCoopers International Ltd.

**Elizabeth Corley (64)**
Tenure: 3 Years
- Currently Chair of Management Board of the U.K. Impact Investing Institute
- Previously Senior Advisor, non-executive Vice Chair and global CEO of Allianz Global Investors (U.K.) Ltd.

**Hironori Kamezawa (59)**
Director Nominee
- Currently President and Group CEO of MUFG and Director of MUFG and MUFG Bank
- Previously Deputy President of MUFG and Deputy President of MUFG Bank

**Mary L. Schapiro (65)**
Tenure: 3 Years
- Currently Vice Chair for Public Policy and Special Advisor to the Founder and Chairman of Bloomberg L.P.
- Previously Chair of U.S. Securities and Exchange Commission

**Alistair Darling (67)**
Tenure: 5 Years
- Previously Chancellor of the Exchequer, Member of the House of Lords and the House of Commons, and served in the Government of the United Kingdom

**Shelley Leibowitz (60)**
Joined 2020
- Currently President of SL Advisory
- Previously Group Chief Information Officer for the World Bank and Chief Information Officer of several financial services firms

*Risk Chair*

**Perry M. Traquina (65)**
Tenure: 6 Years
- Previously Chair, CEO and Managing Partner of Wellington Management Company LLP

*Independent Lead Director*

**Thomas H. Glocer (61)**
Tenure: 8 Years
- Previously CEO of Thomson Reuters Corporation and M&A lawyer at Davis Polk & Wardwell LLP

**Stephen Luczo (64)**
Tenure: 1 Year
- Currently Managing Director at Crosspoint Capital Partners
- Previously Chair and CEO of Seagate Technology

*N&G Chair*

**Rayford Wilkins, Jr (69)**
Tenure: 7 Years
- Previously CEO of Diversified Businesses of AT&T Inc.

*Audit Chair*

**Robert H. Herz (67)**
Tenure: 8 Years
- Currently President of Robert H. Herz LLC
- Previously Chairman of Financial Accounting Standards Board

*Ops and Tech Chair*

**Jami Miscik (62)**
Tenure: 6 Years
- Currently CEO and Vice Chair of Kissinger Associates, Inc.
- Previously Global Head of Sovereign Risk at Lehman Brothers and Deputy Director for Intelligence at the CIA

*= New Director in 2018-2021*

Tenure and Age are calculated as of the date of annual meeting; full biographical information for each director nominee is available in Morgan Stanley's proxy statement dated April 1, 2021

The End Notes are an integral part of this presentation. See slide 20 for information related to the content presented on this page.

* Previously served as a director of Morgan Stanley from 2009 to 2011	16

END NOTES

The following notes are an integral part of the Firm’s financial and operating performance described in this presentation:

General

●	A detailed analysis of the Firm’s financial and operational performance for 2020 is contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the Firm’s Annual Report on Form 10-K for the year ended December 31, 2020 (‘2020 Form 10-K’). This presentation may refer to certain non-GAAP financial measures which we believe to be useful to us, investors, analysts and other stakeholders by providing further transparency about, or an additional means of assessing our financial condition and operating results. The definition of such non-GAAP financial measures and/or the reconciliation of such measures to comparable GAAP figures is included in either the 2020 Form 10-K or herein.

1.	2014 Adjusted Operating Performance Metrics:
●	To provide a comparative view of 2014 operating performance, our full year reported results are adjusted below to exclude several significant intermittent items, which were highlighted in the Firm’s 2014 Annual Report on Form 10-K for the year ended December 31, 2014 (‘2014 Form 10-K’), as follows:
o	Litigation costs of approximately $3.1 billion related to residential mortgage backed securities and other credit crisis-related matters (‘Credit Crisis Litigation’);
o	Net discrete tax benefits of approximately $2.2 billion related to a legal entity restructuring, the remeasurement of reserves and related interest due to new information related to multi-year tax examinations and the repatriation of non-U.S. earnings at a lower cost than originally estimated (‘Discrete Tax Benefits’);
o	Compensation expense of approximately $1.1 billion related to changes in the approach for awards of discretionary incentive compensation (i.e., reducing the average deferral of such awards to an approximate baseline of 50%) and the acceleration of vesting for certain outstanding deferred cash based incentive compensation awards (‘Discretionary Incentive Compensation Actions’); and
o	The impact of Debt Valuation Adjustment (‘DVA’) of approximately $651 million on net revenues.
●	These ‘2014 Adjusted Operating Performance Metrics’ will be utilized in this presentation. Adjusting reported results to exclude the intermittent impacts of Credit Crisis Litigation, Discrete Tax Benefits, Discretionary Incentive Compensation Actions and DVA are non-GAAP financial measures.

	12 Months Ended Dec 31, 2014
($MM)	As Reported	Adjustments	Adjusted
Net revenues(a)	34,275	(651)	33,624
Compensation expense(b)	17,824	(1,137)	16,687
Non-compensation expense(c)	12,860	(3,083)	9,777
Income from continuing operations before income taxes(d)	3,591	3,569	7,160
Net Income Applicable to Morgan Stanley(e)	3,467	1,042	4,509

Expense Efficiency Ratio(f)	89.5%	(10.8% )	78.7%
Earnings Per Share ($)(g)	1.60	0.53	2.13
Return on Common Equity(h)	4.8%	1.6%	6.4%
Return on Tangible Common Equity(i)	5.7%	1.8%	7.5%

a)	Net revenues adjustment excludes the positive impact of DVA. DVA represents the change in fair value resulting from fluctuations in our debt credit spreads and other credit factors related to borrowings and other liabilities carried under the fair value option.
b)	Compensation expense adjustment excludes the negative impact of the Discretionary Incentive Compensation Actions.
c)	Non-compensation expense adjustment excludes the negative impact of Credit Crisis Litigation.
d)	Income from continuing operations before income taxes (‘Pre-Tax Profit’) adjustment is the aggregation of the positive DVA adjustment and the negative Credit Crisis Litigation and Discretionary Incentive Compensation Actions adjustments.
e)	Net income applicable to Morgan Stanley (‘Net Income’) adjustment excludes the aggregate net after tax impacts of the positive DVA adjustment ($418 million) and the negative Credit Crisis Litigation ($2.9 billion) and Discretionary Incentive Compensation Actions ($781 million) adjustments; and the positive Discrete Tax Benefits adjustment ($2.2 billion).
f)	Expense efficiency ratio (‘Efficiency Ratio’) adjustment excludes the positive impact of DVA and the negative impacts of Credit Crisis Litigation and Discretionary Incentive Compensation Actions. Expense efficiency ratio represents total Non-interest expenses as a percentage of net revenues.
g)	Earnings per share (‘EPS’) adjustments exclude the aggregate net after tax, per share impacts of the positive DVA adjustment ($0.21) and the negative Credit Crisis Litigation ($1.47) and Discretionary Incentive Compensation Actions ($0.40) adjustments; and the positive per share impacts of the Discrete Tax Benefits adjustment ($1.13). The calculation of EPS uses net income applicable to Morgan Stanley less preferred dividends (approximately $315 million) divided by Average diluted common shares outstanding (1,971 million for 2014).
h)	Return on common equity (‘ROE’) adjustments exclude the aggregate net after tax impacts of the positive DVA adjustment and the negative Credit Crisis Litigation and Discretionary Incentive Compensation Actions adjustments; and the positive Discrete Tax Benefits adjustment. The calculation of ROE uses net income applicable to Morgan Stanley less preferred dividends (approximately $315 million) as a percentage of average common equity. Average common equity reported and adjusted was approximately $65.3 billion and $66.0 billion, respectively for 2014. Adjusted ROE and average common equity are non-GAAP financial measures.
i)	Return on tangible common equity (‘ROTCE’) adjustments exclude the aggregate net after tax impacts of the positive DVA adjustment and the negative Credit Crisis Litigation and Discretionary Incentive Compensation Actions adjustments; and the positive Discrete Tax Benefits adjustment. The calculation of ROTCE uses net income applicable to Morgan Stanley less preferred dividends (approximately $315 million) as a percentage of Average tangible common equity. Tangible Common Equity (‘TCE’) equals common equity less goodwill and intangible assets, net of allowable mortgage servicing rights. Average TCE reported and adjusted was approximately $55.5 billion and $56.2 billion, respectively for 2014. Reported and adjusted ROTCE and TCE are non-GAAP financial measures.

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END NOTES (CONTINUED)

Page 4 (continued)

2.	The comparisons of current and prior periods are impacted by the financial results of E*TRADE reported in the Wealth Management Segment. The Firm's fourth quarter earnings results reflect the completed acquisition of E*TRADE Financial Corporation (‘E*TRADE’), which closed on October 2, 2020. The 2020 results include $231 million of integration-related expenses on a pre-tax basis ($189 million after-tax) as a result of the E*TRADE acquisition (‘integration-related expenses’).
3.	The expense efficiency ratio (‘Efficiency Ratio’) of 70.1% for 2020 represents total non-interest expenses as a percentage of net revenues. The 2020 Efficiency Ratio ex. the impact of integration-related expenses is 69.6% and is a non-GAAP financial measure.
4.	Net Income represents net income applicable to Morgan Stanley.
5.	Return on average tangible common equity (‘ROTCE’) represents net income applicable to Morgan Stanley less preferred dividends as a percentage of average tangible common equity. The 2020 ROTCE ex. integration expenses was adjusted to exclude the impact of integration-related expenses and is a non-GAAP financial measure.
6.	Earnings Per Share (‘EPS’) represents earnings applicable to Morgan Stanley common shareholders divided by diluted common shares outstanding. The 2020 EPS ex. integration expenses was adjusted to exclude the impact of integration-related expenses and is non-GAAP financial measure.
7.	Common Equity Tier 1 capital ratio is based on the Basel III Standardized Approach Fully Phased-in rules for all periods.

1.	Total Shareholder Return represents the change in share price over a period of time plus the dividends paid during such period, expressed as a percentage of the share price at the beginning of such period (defined herein as ‘TSR’).
2.	Source: Bloomberg.
3.	Share prices as of 12/31/2017 and 12/31/2020 to calculate 3-year TSR.
4.	Share prices as of 12/31/2015 and 12/31/2020 to calculate 5-year TSR.
5.	Global peers include: Goldman Sachs, JP Morgan Chase, Bank of America, Citigroup, Barclays, UBS Group, Deutsche Bank, and Credit Suisse.

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END NOTES (CONTINUED)

1.	The calculation of ROTCE for each year utilizes net income applicable to Morgan Stanley less preferred dividends as a percentage of average tangible common equity. Average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The calculation for 2020 ROTCE ex. integration expenses was adjusted to exclude the impact of integration-related expenses. The 2014 ROTCE was adjusted to exclude the positive impact of DVA, the negative impacts of Credit Crisis Litigation and Discretionary Incentive Compensation Actions, and the positive Discrete Tax Benefits adjustment (refer to note (1) for Page 4).The adjusted ROTCE is a non-GAAP financial measure.
2.	The calculation of ROE for each year utilizes net income applicable to Morgan Stanley less preferred dividends as a percentage of average common equity. The calculation for 2020 ROE ex. integration expenses was adjusted to exclude the impact of integration-related expenses of $231 million on a pre-tax basis or $189 million on an after-tax basis. The 2014 ROE was adjusted to exclude the positive impact of DVA, the negative impacts of Credit Crisis Litigation and Discretionary Incentive Compensation Actions, and the positive Discrete Tax Benefits adjustment (refer to note (1) for Page 4).The adjusted ROE is a non-GAAP financial measure.
3.	Global peers include: Goldman Sachs, JP Morgan Chase, Bank of America, Citigroup, Barclays, UBS Group, Deutsche Bank, and Credit Suisse.
4.	Common Equity Tier 1 capital ratio is based on the Basel III Standardized Approach Fully Phased-in rules for all periods.

1.	Compensation range informed by available 2020 compensation levels for the 16 financial companies in the S&P 100 index (Bank of America Corp, Citigroup Inc., Goldman Sachs Group Inc., JPMorgan Chase & Co., Wells Fargo & Company, AIG, Allstate, American Express, BlackRock, Bank of New York Mellon, Capital One Financial, MasterCard, MetLife, PayPal, US Bancorp, VISA).

1.	Global peers include: Goldman Sachs, JP Morgan Chase, Bank of America, Wells Fargo, Citigroup, Barclays, UBS Group, Deutsche Bank, and Credit Suisse.
2.	Pursuant to SEC rules, the Summary Compensation Table in the Firm’s proxy statement is required to include for a particular year, only those equity awards granted during the year, rather than awards granted after year end that were awarded for performance in that year. Our annual equity awards relating to performance in a year are made shortly after year end. Therefore, the Summary Compensation Table that appears in the Firm’s 2021 proxy statement includes not only non-equity compensation awarded for service in 2020, but also stock awards and forward-looking performance vested compensation in respect of performance in 2019, in each case granted in 2020.

1.	Overhang represents the number of shares underlying outstanding employee equity awards and available for future employee equity awards as a percentage of weighted average common shares outstanding for the period.
2.	Burn rate represents the number of employee shares granted per year pursuant to equity awards as percent of weighted average common shares outstanding for the period.

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END NOTES (CONTINUED)

1.	As part of his or her formal duties and responsibilities, the Independent Lead Director shall:
–	Preside at all meetings of the Board at which the Chairman is not present;
–	Have the authority to call, and lead, Non-Management Director Sessions and Independent Director Sessions;
–	Help facilitate communication among the Chairman, the CEO and the non-employee and independent directors, including serving as liaison between the Chairman and the Independent directors;
–	Solicit the non-employee directors for advice on agenda items for meetings of the Board;
–	Communicate with the Chairman and the CEO between meetings and act as a “sounding board” and advisor;
–	Advise the Chairman and the CEO of the Board’s informational needs;
–	Approve the types and forms of information sent to the Board;
–	Collaborate with the Chairman and the CEO in developing the agenda for meetings of the Board and approve Board meeting agendas and the schedule of Board meetings to assure that there is sufficient time for discussion of all agenda items and may request inclusion of additional agenda items;
–	Be available, if requested, to meet with the Firm's primary regulators;
–	Be available, if requested by major shareholders, for consultation and direct communication in accordance with the Board Communication Policy;
–	Lead the annual evaluation of the performance and effectiveness of the Board;
–	Consult with the Chair of the Nominating and Governance Committee on Board succession planning and Board Committee appointments;
–	Interview candidates for the Board; and
–	Consult with the Chair of the CMDS Committee on the annual evaluation of the performance of the CEO.

1.	For a detailed description of each director’s professional experience and qualifications, skills and attributes, see pages 14 - 22 of the 2021 Proxy Statement.

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NOTICE

The information provided herein may include certain non-GAAP financial measures. The definition of such financial measures and/or the reconciliation of such measures to the comparable GAAP figures are included in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2020, which is available on www.morganstanley.com, or within this presentation. The endnotes on pages 17 - 20 are an integral part of this presentation.

This presentation may contain forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of risks and uncertainties that may affect the future results of the Firm, please see the Firm’s Annual Report on Form 10-K for the year ended December 31, 2020.

The statements in this presentation are current only as of their respective dates.

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